                               FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT
                           AND CONSENT TO ACQUISITION


     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT TO
ACQUISITION (this "Amendment") is dated as of June   , 2002 and entered into by
and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the LENDERS and MOBILE MINI, INC., a Delaware corporation with its chief executive office and principal place of business at 7420 South Kyrene Road, Suite 101, Tempe, Arizona 85283 ("Borrower").


                                    RECITALS

     Whereas, the Borrower, the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of February 11, 2002 (the "Loan Agreement"); capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Loan Agreement); and

     Whereas, the Borrower has requested that the Lenders agree, subject to the conditions and on the terms set forth in this Amendment, to amend certain provisions of the Loan Agreement;

     Whereas, the Lenders are willing to agree to amend the Loan Agreement, subject to the conditions and on the terms set forth herein;

     Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Lenders and the Agent agree as follows:

     1. AMENDMENTS TO LOAN AGREEMENT. Subject to the conditions and on the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Loan Agreement is hereby amended as follows:

          1.1 AMENDMENT TO COLLATERAL ACCESS AGREEMENTS COVENANT. Subsection 8.1.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

                    "8.1.6  Collateral Access Agreements.

               At all times after (90) days after the Closing Date, deliver or cause to be delivered to Agent satisfactory Collateral Access Agreements from landlords and bailees covering at least eighty percent (80%) of the book value of Inventory of Borrower and its Subsidiaries at locations owned or leased by Borrower or any of its Subsidiaries at which such Inventory is maintained when not leased to customers."

          1.2 AMENDMENT TO CAPITAL EXPENDITURES COVENANT. Subsection 8.2.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

               "8.2.1 Capital Expenditures.

               Borrower and its Subsidiaries shall not make payments for Capital Expenditures (net of sales of Eligible Container Fleet Inventory) in excess of $100,000,000 in 2002 or $115,000,000 in any fiscal year thereafter; provided, that as long as no Event of Default shall have occurred and be continuing, Borrower and its Subsidiaries may carry forward and add to the next year's limitation amount (but not beyond such next year) the unused portion of the limitation on Capital Expenditures for the prior year, up to a maximum of one hundred percent (100%) of the prior year's limitation amount; and provided, further, that the amount set forth in this Subsection
     8.2.1 shall be increased by an amount equal to three hundred percent (300%) of the net cash proceeds received by Borrower from any sale of equity Securities of Borrower (the "CapEx Equity Increase"), and the unused portion of any CapEx Equity Increase may be carried forward to any subsequent fiscal year. Borrower and its Subsidiaries shall not make any Capital Expenditures that are not directly related to the business conducted on the Closing Date by Borrower and its Subsidiaries.

          1.3 AMENDMENT TO PERMITTED ACQUISITIONS COVENANT. Subsection 8.2.14(e) of the Loan Agreement is deleted in its entirety and replaced with the following:

               "(e) the purchase price for Acquisitions shall not exceed (i) $10,000,000 individually, (ii) $45,000,000 in the aggregate in 2002 or $30,000,000 in the aggregate for any fiscal year thereafter, and (iii) $100,000,000 in the aggregate for all Acquisitions during the term of this Agreement. For purposes hereof, any Indebtedness assumed in connection with an Acquisition shall be included in the calculation of the purchase price;"

          1.4 AMENDMENT TO MINIMUM UTILIZATION COVENANT. Subsection 8.3.4(a) of
Exhibit 8.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

               "(a) the number of units of the Eligible Container Fleet Inventory of Borrower and the Guarantors which is then subject to valid, current rental or lease agreements between Borrower or a Guarantor and the renters or lessees thereof, divided by the aggregate number of units of the Eligible Container Fleet Inventory of Borrower and the Guarantors, of not less than (i) seventy five percent (75%) in the first fiscal quarter of each year, (ii) seventy-six and one-half percent (76.5%) for the second and third fiscal quarters of year 2002, and (iii) seventy-seven and one-half percent (77.5%) in each other fiscal quarter; and"

          2. CONSENT TO ACQUISITION. Notwithstanding the restrictions contained in Section 8.2.14(e) of the Loan Agreement on individual Acquisitions, Lenders hereby consent to Borrower's acquisition of portable container storage assets from Transport International Pool, Inc. (the "Transport Assets"), for a purchase price not to exceed $12,000,000.

          3. UPDATED APPRAISALS. Within sixty (60) days after the date of this Amendment, Borrower shall deliver or cause to be delivered to Agent an appraisal of the Transport Assets and an updated appraisal of Eligible Goods Inventory, each in form and substance satisfactory to Agent, and each to be prepared by the Daley Hodkin appraisal firm.

          4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

               4.1 CORPORATE ACTION. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Amendment and Guarantors are duly authorized to enter into, execute, deliver and perform the Consent of Guarantors attached hereto (the "Guarantor Consent"). The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of the Guarantors; (ii) contravene Borrower's or any of the Guarantors' charter or articles or certificate of incorporation or other organizational documents, as applicable; (iii) violate, or cause Borrower or any Guarantor to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Guarantor is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any Guarantor.

               4.2 LEGALLY ENFORCEABLE AGREEMENT. This Amendment is a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy or insolvency laws, and by general principles of equity.

               4.3  SOLVENT FINANCIAL CONDITION.  Borrower is Solvent.

          4.4 NO DEFAULT OR EVENT OF DEFAULT. No event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

          4.5 NO MATERIAL ADVERSE EFFECT. No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

          4.6 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

     5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by the Borrower and the Majority Lenders and only if and when each of the following conditions is satisfied:

          5.1 NO DEFAULT OR EVENT OF DEFAULT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. No default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrower shall have delivered to the Agent a certificate confirming such matters.

          5.2 EXPENSE REIMBURSEMENTS. The Borrower shall have paid all expense reimbursements due to the Agent pursuant to Section 2.8 of the Loan Agreement.

     6. EFFECT OF THIS AMENDMENT. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Loan Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

     7. GOVERNING LAW; CONSENT TO FORUM. THIS AMENDMENT HAS BEEN NEGOTIATED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH

JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AMENDMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AMENDMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

          8. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.

          9. CATCHLINES & COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed on the day and year specified at the beginning of this Agreement.


                                        BORROWER:

                                        MOBILE MINI, INC. a Delaware corporation



                                        By: /s/ Lawrence Trachtenberg
                                           -----------------------------------
                                        Name:  Lawrence Trachtenberg
                                        Title: Executive Vice President



                                        AGENT:

                                        FLEET CAPITAL CORPORATION,
                                        a Rhode Island corporation, as Agent



                                        By:
                                           -----------------------------------
                                        Name:  Matthew Van Steenhuyse
                                        Title: Senior Vice President

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed on the day and year specified at the beginning of this Agreement.


                                        BORROWER:

                                        MOBILE MINI, INC. a Delaware corporation



                                        By:
                                           -----------------------------------
                                        Name:  Lawrence Trachtenberg
                                        Title: Executive Vice President



                                        AGENT:

                                        FLEET CAPITAL CORPORATION,
                                        a Rhode Island corporation, as Agent



                                        By: /s/ Matthew Van Steenhuyse
                                           -----------------------------------
                                        Name:  Matthew Van Steenhuyse
                                        Title: Senior Vice President

                                             LENDERS:
                                             --------

                                             FLEET CAPITAL CORPORATION

                                             By: /s/ Matthew Van Steenhuyse
                                                ------------------------------
                                             Name:  Matthew Van Steenhuyse
                                             Title: Senior Vice President

                                             JP MORGAN CHASE BANK

                                             By: /s/ Donna DiForio
                                                ------------------------------
                                             Name:  Donna DiForio
                                             Title: Vice President

                                             BANK OF AMERICA, N.A.

                                             By: /s/ Stephen King
                                                ------------------------------
                                             Name:  Stephen King
                                             Title: Senior Vice President

                                      BANK ONE, NA,
                                      with its main office in Chicago, Illinois

                                      By: /s/ Steve Reinhart
                                         ------------------------------
                                      Name:  Steve Reinhart
                                      Title: First Vice President

                                   WASHINGTON MUTUAL BANK



                                   By: /s/ Terri K. Lins
                                      -----------------------
                                   Name: Terri K. Lins
                                   Title: Vice President

                                   DEUTSCHE FINANCIAL SERVICES CORP.



                                   By: /s/ Mike Mallery
                                      -----------------------
                                   Name: Mike Mallery
                                   Title: Account Executive

                                   ALLFIRST BANK



                                   By: /s/ Nancy Z. Reimann
                                      -----------------------
                                   Name: Nancy Z. Reimann
                                   Title: Vice President

                                   PNC BANK, NATIONAL ASSOCIATION



                                   By: /s/ Lawrence Weinstein
                                      -----------------------
                                   Name: Lawrence Weinstein
                                   Title: Vice President








                                      -11-